Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post-Effective Amendment to Registration Statement on Form S-1 (this “Registration Statement”) of our report dated March 28, 2022, relating to the financial statements of Stran & Company, Inc. as of December 31, 2021and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

May 9, 2022